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                                                                   Exhibit 10.59


                                 LOAN AGREEMENT
                                 --------------

     This Loan Agreement ("Agreement") is made this 19 day of June, 2001, by and between ADVANCED MICRO DEVICES, INC., a Delaware corporation ("AMD"), on the one hand, and HECTOR RUIZ and JUDY RUIZ (collectively, the "Borrowers"), on the other hand. AMD and Borrowers may be referred to collectively in this Agreement as the "Parties."

                                    RECITALS
                                    --------

     A. AMD has offered to loan Borrowers money, and Borrowers have accepted AMD's offer. The Borrowers principal residence is located in Austin, Texas. The loan proceeds are to be used by Borrowers solely for the purchase of a secondary residence in California.

     B. Borrowers and AMD wish to enter into this Agreement to set forth the terms and conditions relating to the loan to be made by AMD to Borrowers.

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                    COVENANTS
                                    ---------

     1. Loan Amount. AMD hereby agrees to loan to Borrowers (the "AMD Loan") the
        -----------
sum of Two Million Dollars ($2,000,000.00) (the "Loan Amount"). The AMD Loan will bear interest at one hundred percent (100%) of the mid-term applicable federal rate ("AFR"), compounding annually, for the month(s) in which the AMD Loan funds are transferred to or on behalf of Borrowers.

     2. Term. The AMD Loan will have a five-year term, subject to early
        ----
repayment, commencing on the first date of the transfer of AMD Loan funds to or on behalf of Borrowers (the "Loan Date").

     3. Repayment. Borrowers agree to repay the entire principal Loan Amount by
        ---------
no later than five years from the Loan Date. Borrowers agree to pay accrued interest on any outstanding Loan Amount as follows: the first interest payment for the interest accrual period from the Loan Date through March 31, 2002 being made by no later than April 15, 2002, and interest payments for each subsequent 12-month accrual period ending on each subsequent March 31 being paid on or before each subsequent April 15th for as long as the AMD Loan remains outstanding.

     4. Promissory Note. The AMD Loan shall be evidenced by a Promissory Note
        ---------------
(the "Note") substantially in the form of Exhibit A attached to and incorporated
                                          ---------
in this Agreement that Borrowers will execute and deliver to AMD with this Agreement. Borrowers agree to be bound by and adhere to the terms and conditions of the Note.

     5. Collateral. The Note and this Agreement shall be secured by a Deed of
        ----------
Trust encumbering the real property purchased by Borrowers to be used as Borrowers' secondary residence while present in California (the "Property"), as more particularly described in the Deed of Trust. The Deed of Trust shall be substantially in the form of Exhibit B attached to and incorporated in this Agreement. Borrowers agree to be bound by and adhere to the terms and conditions of the Deed of Trust.

     6. No Transfer. The AMD Loan is not transferable.
        -----------


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     7. Borrowers' Covenants. Borrowers agree as follows:
        --------------------

        a. The AMD Loan shall be used for the purchase and furnishing of the Property, and

        b. The Property will not be used for business or other purposes other than as a secondary residence in California for Borrowers.

     8. Acceleration of Repayment.
        -------------------------

        a. Borrowers agree to immediately repay the entire then outstanding Loan Amount, including accrued interest, on the earlier to occur of the following:

               (i) Non-payment by Borrowers, or either of them, of any uncontested debt within 30 days of when due;

               (ii) Appointment of a receiver or trustee to take possession of any real or personal property of Borrowers, or of either Borrower, including, but not limited to, the Property, if not removed with 30 days;

               (iii) Death of Hector Ruiz;

               (iv) Insolvency, commission of an act of bankruptcy, or for relief, under the provisions of the Bankruptcy Code of 1978, as amended, or under any other law or laws for the relief of or relating to debtors, of, by or against Borrowers, or either of them;

               (v) Hector Ruiz's voluntary termination of his employment with AMD or AMD's termination of Hector Ruiz's employment for cause;

               (vi) Attachment of any voluntary or involuntary lien of any kind or character to the assets of Borrowers, or either of them, including, but not limited to, Borrowers' further encumbrance of the Property, unless released within 30 days;

               (vii) Sale, transfer or conveyance by Borrowers, or either of them, of their interest in the Property to anyone other than AMD; or

               (viii) Borrowers' failure to meet any of the conditions, perform any obligation or make any payment under this Agreement, the Note or the Deed of Trust.

     9. Forgiveness.
        ------------

        a. In the event that AMD terminates the employment of Hector Ruiz for reasons other than cause, including a termination following a "change of control" as defined in AMD's stock option plans, AMD agrees to forgive the balance remaining on the AMD Loan, including accrued interest.

        b. Borrowers understand that any balance remaining on the AMD Loan that might be subject to forgiveness under Section 9.a., above, would be taxable compensation to Borrowers.

    10. Other Agreements. Borrowers agree, until the AMD Loan is repaid in
        ----------------
full:

        a. To take any action reasonably requested by AMD to carry out the intent of this Agreement; and


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        b. To reimburse AMD for any expense it incurs in the administration of this Agreement, or of the Note or Deed of Trust executed in connection with this Agreement, including reasonable attorney's fees, if and as request by AMD.

    11. Notices to AMD. Borrowers agree to notify AMD immediately in writing if:
        --------------

        a. Borrowers' home or billing address changes;

        b. There is a material adverse change in Borrowers' financial condition, or an event has occurred that might result in a material adverse change in Borrowers' financial condition.

    12. Default. AMD may declare Borrowers in default, without prior notice,
        -------
if:

        a. Borrowers fail to meet any of the conditions, perform any obligation or make any payment under this Agreement, the Note, or the Deed of Trust;

        b. Hector Ruiz dies before the AMD Loan is repaid;

        c. Borrowers, or either of them, file a bankruptcy petition, a bankruptcy petition is filed against Borrowers, or either of them, or Borrowers make a general assignment for the benefit of creditors before the AMD Loan is repaid;

        d. An attachment, execution, involuntary lien or other levy is issued or filed against any assets of Borrowers, including but not limited to Borrowers' further encumbrance of the Property, unless released within 30 days;

        e. Hector Ruiz voluntarily terminates his employment with AMD or the employment is terminated by AMD for cause;

        f. Borrowers, or either of them, sell, transfer, or in any way convey their interest in the Property to anyone other than AMD;

        g. Appointment of a receiver or trustee to take possession of any real or personal property of Borrowers including but not limited to the Property, if not removed within 30 days.

    13. AMD's Rights Upon Default. If Borrowers default, AMD may, at its
        -------------------------
election, accelerate the indebtedness of Borrowers to AMD under this Agreement and the Note, and declare the unpaid balance of the Note, including accrued interest, immediately due and payable and exercise any and all of its rights, including judicial or non-judicial foreclosure on any security then held by AMD.

    14. Enforcing This Agreement.
        -------------------------

        a. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State.

        b. If AMD delays or waives exercising a right, it does not forfeit that right or any others. Borrowers waive any defense by reason of any other person's or business organization's (including any co-signer's) defense, disability, or release from liability. AMD can exercise its rights against any collateral, even if the Borrowers are no longer liable on the debt because of a statute of limitations or for other reasons.


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        c. Each signatory to this Agreement is separately liable and all signatories are liable together for the AMD Loan.

        d. This Agreement shall be binding upon Borrowers and Borrowers' heirs, personal representatives, executors, successors and assigns.

        e. If AMD takes collection action or incurs any other expenses in connection with enforcing this Agreement or the Note before the beginning of any lawsuit or arbitration proceeding, it is entitled to costs and reasonable attorney's fees, including any allocated costs of in-house counsel.

        f. In the event of a lawsuit or other proceeding, the prevailing party is entitled to recover costs and reasonable attorney's fees (including allocated costs of in-house counsel) incurred in connection with the lawsuit or other proceedings, as determined by the court or other person legally appointed to resolve the lawsuit or proceeding.

        g. This Agreement, the Note and the Deed of Trust represent, collectively, the sum of the understandings and agreements between AMD and Borrowers concerning the AMD Loan and replace any prior oral or written agreements between AMD and Borrowers concerning the AMD Loan.

    15. Notice. Any notice Borrowers and AMD give to one another must be sent
        ------
to the addresses shown below:

          AMD:                              BORROWERS:
          Advanced Micro Devices, Inc.      Hector and Judy Ruiz
          One AMD Place                     8218 Chalk Knoll
          Sunnyvale, California 94088       Austin, TX 78735
          Attn: Legal Department, MS-68

    16. No Promise of Continued Employment. Nothing contained in this
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Agreement, the Note or the Deed of Trust, individually or collectively, shall serve as a promise of continued employment of Hector Ruiz by AMD or by any other AMD entity.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

         ADVANCED MICRO DEVICES, INC.        HECTOR RUIZ

         By:      /s/ Stan Winvick           By:      /s/ Hector Ruiz
             -----------------------            --------------------------------
                  Stan Winvick                            Hector Ruiz
         Its:  Senior Vice President,
         Human Resources                     Date:         6/19/01
                                                  ------------------------------

         Date:         7/3/01
                --------------------
                                             JUDY RUIZ

                                             By:      /s/ Judy Ruiz
                                                 -------------------------------
                                                          Judy Ruiz

                                             Date:         6/19/01
                                                   -----------------------------

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